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                                                                   EXHIBIT 10.21

                        AMENDMENT TO OPERATING AGREEMENT

     Amendment to Operating Agreement, dated November 22, 2002 (the "Amendment"), among GGP Limited Partnership, a Delaware limited partnership ("GGPLP"), The Comptroller of the State of New York as Trustee of the Common Retirement Fund, a fund established pursuant to NY Retirement and Social Security Law Section 422, in the custody of the Comptroller of the State of New York ("NYSCRF" and, together with GGPLP, the "Members"), and GGP/Homart II L.L.C., a Delaware limited liability company (the "Company").

                                    RECITALS:

     WHEREAS, the Members are all of the members of the Company;

     WHEREAS, the Company and the Members have entered into that certain Operating Agreement dated November 10, 1999, as amended (the "Existing Operating Agreement"), relating to, among other things, the management of the Company and the transfer of units of membership interest therein;

     WHEREAS, the Company previously made certain loans to the Members, including NYSCRF (such loans that have been made to NYSCRF, the "NYSCRF Existing Loans");

     WHEREAS, Glendale I Mall Associates, LLC, a Delaware limited liability company ("Glendale LLC"), and certain subsidiaries of Glendale LLC (such subsidiaries, together with Glendale I, the "Glendale Owners") are the owners of the shopping center and office building located in Glendale, California and commonly known as Glendale Galleria (the "Glendale Property");

     WHEREAS, JSG, LLC, a Delaware limited liability company ("JSG"), owns a 17.2977% membership interest in Glendale LLC (the "JSG Membership Interest"), Connecticut General Life Insurance Company, a Connecticut corporation ("Connecticut"), owns a 43.1737% membership interest in Glendale LLC (the "Connecticut Membership Interest") and New York State Teachers' Retirement System, a public pension system created and existing pursuant to Article 11 of the Education Law of the State of New York and having the powers and privileges of a corporation pursuant to Section 502 thereof ("NYSTRS" and, together with Connecticut, the "Selling Members"), owns a 39.5286% membership interest in Glendale LLC (the "NYSTRS Membership Interest" and, together with the Connecticut Membership Interest and the JSG Membership Interest, the "Membership Interests");

     WHEREAS, the Glendale Owners previously obtained a mortgage loan in the original principal amount of $170,000,000 from German American Capital Corporation (the "Existing Mortgage Loan");

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     WHEREAS, GGPLP, JSG and the Selling Members entered into that certain
Contribution and Sale Agreement dated October 18, 2002 (as the same may be amended from time to time, the "Contribution and Sale Agreement"), pursuant to which GGPLP agreed to (a) acquire the JSG Membership Interest in exchange for the issuance of Series C Preferred Units of limited partnership in GGPLP (the "Series C Preferred Units"), (b) purchase the Membership Interests of the Selling Members for the cash consideration specified therein and (c) repay the Existing Mortgage Loan in full;

     WHEREAS, pursuant to the Contribution and Sale Agreement, GGPLP and JSG agreed to, at the closing of the transactions contemplated thereby (the "Closing"), enter into a Pledge Agreement substantially in the form attached thereto (the "JSG Pledge Agreement") and certain documents relating to the issuance of the Series C Preferred Units as described in Section 1.2 thereof (collectively, the "Series C Preferred Units Documents"), including without limitation a Tax Matters Agreement substantially in the form attached thereto (the "Tax Matters Agreement");

     WHEREAS, the parties hereto intend that the cash purchase price to be paid pursuant to the Contribution and Sale Agreement and the repayment of the Existing Mortgage Loan be funded from the proceeds of a new mortgage loan on the Glendale Property (the "New Mortgage Loan") and certain other financing (but any such financing shall require the approval of the Board of Directors of the Company as provided in the Existing Operating Agreement);

     WHEREAS, the parties hereto desire that (a) GGPLP contribute to the capital of the Company (i) all of the right, title and interest of GGPLP under the Contribution and Sale Agreement that relates to the acquisition of the Membership Interests of the Selling Members and (ii) following the acquisition of the JSG Membership Interest pursuant to the Contribution and Sale Agreement, all of the right, title and interest of GGPLP in and to the JSG Membership Interest and that (b) NYSCRF make an additional capital contribution to the Company in an amount equal to the aggregate base liquidation preference of the Series C Preferred Units issued by GGPLP pursuant to the Contribution and Sale Agreement (which is estimated to be approximately $42.4 million) as provided herein; and

     WHEREAS, the parties desire that the Company amend the Existing Operating Agreement as hereinafter set forth to reflect their understandings regarding the foregoing.

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

     1. Definitions. Capitalized terms used herein without definition shall have the meanings set forth in the Existing Operating Agreement.


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     2. Additional Capital Contributions.

     (a) Additional Capital Contributions by GGPLP.

          (i) Concurrently herewith, GGPLP shall contribute to the capital of the Company all of the right, title and interest of GGPLP under the Contribution and Sale Agreement that relates to the acquisition of the Membership Interests of the Selling Members, and the Company shall assume all of the obligations of GGPLP under the Contribution and Sale Agreement that relate to the acquisition of the Membership Interests of the Selling Members (including without limitation the obligation to pay the entire earnest money deposit due thereunder), pursuant to an Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit
     A. The Company may further assign the right to acquire all or a portion of such Membership Interests to one or more wholly-owned Subsidiaries (including GGP-Natick Trust, which is treated as wholly-owned), and, upon any assignment to any such Subsidiary of the right to acquire all or a portion of such Membership Interests, such Subsidiary shall assume the liabilities of the Company under the Contribution and Sale Agreement that relate thereto. In addition, the parties acknowledge that Glendale LLC may make a distribution of a portion of the proceeds of the New Mortgage Loan at Closing, and GGPLP (as the holder of the JSG Membership Interest) hereby directs that its share of any such distribution be paid to the Company (and GGPLP shall be deemed to have made a capital contribution to the Company of such amount).

          (ii) Immediately following the Closing, GGPLP shall contribute to the capital of the Company all of the right, title and interest of GGPLP in and to the JSG Membership Interest pursuant to an Assignment of Membership Interest in substantially the form attached hereto as Exhibit B (the capital contribution described in this paragraph, the "JSG Membership Interest Contribution"). Except as provided in Sections 2(a)(iv) and 5 hereof, (A) GGPLP shall retain all of the right, title and interest of GGPLP under the Contribution and Sale Agreement that relates to the acquisition of the JSG Membership Interest and all right, title and interest of GGPLP under the Series C Preferred Units Documents and the JSG Pledge Agreement and (B) the Company is not assuming and shall not be required to assume any obligations of GGPLP under the Contribution and Sale Agreement that relate to the acquisition of the JSG Membership Interest or any obligations of GGPLP under the JSG Pledge Agreement or the Series C Preferred Units Documents.

          (iii) No additional Units shall be issued to GGPLP on account of the Capital Contributions referred to in this Section 2. Subject to adjustment in accordance with Section 2(a)(iv) hereof, the Capital Account of GGPLP shall be increased on account of the Capital Contributions referred to in Sections 2(a)(i) and (ii) hereof by an amount equal to the


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     aggregate base liquidation preference of the Series C Preferred Units issued by GGPLP pursuant to the Contribution and Sale Agreement.

          (iv) Upon receipt by GGPLP of any cash amount from JSG under the Contribution and Sale Agreement or the JSG Pledge Agreement following Closing (other than any amount arising from a Series C Preferred Units Matter, as defined below), GGPLP promptly shall pay such amount to the Company (and such payment shall not increase the Capital Account of GGPLP). Upon the surrender by JSG from time to time of any Series C Preferred Units in satisfaction of any amount owing by JSG to GGPLP pursuant to the Contribution and Sale Agreement or the JSG Pledge Agreement (other than any amount arising from a Series C Preferred Units Matter), the Capital Account of GGPLP shall be reduced by an amount equal to the aggregate base liquidation preference of such Series C Preferred Units. In the event that GGPLP is required to pay any amount pursuant to the Contribution and Sale Agreement following Closing (other than any amount arising from a Series C Preferred Units Matter), the Company promptly shall reimburse GGPLP therefor (and the Capital Account of GGPLP shall not be reduced on account thereof). For purposes hereof, a "Series C Preferred Units Matter" shall mean (A) any right or obligation under the Contribution and Sale Agreement that arises solely because the consideration for the JSG Membership Interest consists of Series C Preferred Units rather than cash and (B) any right or obligation under the Series C Preferred Units Documents.

          (v) GGPLP promptly shall provide to NYSCRF such documents and information as NYSCRF shall reasonably request in order to verify the amount of the aggregate base liquidation preference referred to above and any adjustments thereto.

     (b) Additional Capital Contribution by NYSCRF.

          (i) Subject to the occurrence of the Closing, NYSCRF shall contribute to the capital of the Company cash in an amount equal to the aggregate base liquidation preference of the Series C Preferred Units issued by GGPLP pursuant to the Contribution and Sale Agreement (the "NYSCRF Contribution Amount"), together with interest on the outstanding balance thereof at a rate per annum equal to 7% (compounded quarterly), on or before the earliest to occur of (A) the dissolution of the Company, (B) the sale of all or substantially all of the assets of the Company and/or its Subsidiaries and (C) the Transfer by NYSCRF of all or any part of its Units to GGPLP (or any assignee thereof), the Company or any other Person (and the payment of the unpaid NYSCRF Contribution Amount and all accrued and unpaid interest thereon shall be a condition to any such Transfer). In addition, NYSCRF shall pay accrued and unpaid interest on the NYSCRF Contribution Amount to the extent of any distributions paid to NYSCRF by the Company (other than distributions


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     that are applied to the payment of the NYSCRF Existing Loans), and, if directed by NYSCRF in writing, the Company shall withhold such distributions and apply them to the payment of the principal amount of the NYSCRF Contribution Amount and/or accrued and unpaid interest thereon. Notwithstanding the foregoing, the NYSCRF Contribution Amount shall be reduced by the amount of any reduction in the Capital Account of GGPLP pursuant to Section 2(a)(iv) hereof.

          (ii) Payments with respect to this Section 2(b) shall be applied first against accrued and unpaid interest, if any, and then against principal.

          (iii) NYSCRF may, at any time and from time to time and without premium or penalty, prepay all or a portion of the NYSCRF Contribution Amount.

          (iv) NYSCRF waives its right to any setoff or reduction with respect to its obligation to pay the amounts to be paid by it under this Section 2(b) based on any claim that NYSCRF has against the Company or the other Members.

          (v) No additional Units shall be issued to NYSCRF on account of the payment of any amount pursuant to this Section 2(b). The Capital Account of NYSCRF shall be increased by the amount of each payment (other than interest) made pursuant to this Section 2(b).

          (vi) To secure payment of the obligations of NYSCRF described in this
     Section 2(b) (collectively, the "NYSCRF Contribution Obligations"), NYSCRF hereby grants to GGPLP a security interest in the Units owned by NYSCRF on the date hereof, any Units hereafter acquired by NYSCRF, any and all rights of NYSCRF in respect of such Units, any distributions of cash or property in respect of the such Units and any and all other proceeds of any of the foregoing (such Units and other collateral, collectively, the "Collateral"). The terms of Section 13.4 of the Existing Operating Agreement shall apply to the security interest granted herein, and, in the event that NYSCRF fails to pay any amount owing in respect of the NYSCRF Contribution Obligations, NYSCRF shall be deemed to be a Defaulting Member and GGPLP (or its assignee) shall be deemed to be a Non-Defaulting Member for purposes of such section and the other provisions of the Existing Operating Agreement.

          (vii) Notwithstanding anything to the contrary contained herein, NYSCRF shall have no personal liability for the performance of the NYSCRF Contribution Obligations, all such personal liability being waived by the parties hereto and recourse in respect of the NYSCRF Contribution Obligations being limited to the Collateral. The foregoing limitations on personal liability shall in no way impair or constitute a waiver of the validity of the NYSCRF Contribution Obligations, or the Liens created in favor of


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     GGPLP pursuant hereto, or the right of GGPLP or its agent to foreclose and/or enforce GGPLP's rights with respect to the Collateral. Nothing herein shall be deemed to be a waiver of any right which GGPLP may have under the United States Bankruptcy Code to file a claim for the full amount of the NYSCRF Contribution Obligations or to require that all Collateral shall continue to secure all NYSCRF Contribution Obligations. The provisions set forth in this paragraph are not intended as a release or discharge of the NYSCRF Contribution Obligations, but are intended as a limitation, to the extent expressly provided in this paragraph, on GGPLP's right to sue for a deficiency or seek a personal judgment against NYSCRF with respect to the NYSCRF Contribution Obligations.

     3. Confirmation Relating to Certain Definitions. The parties hereto confirm that, from and after the Closing, (a) the Glendale Property shall be a Company Asset and a Property and (b) Glendale LLC and its subsidiaries shall be Subsidiaries.

     4. Amendment to Exhibit E of the Existing Operating Agreement. The trade area maps in the form attached hereto as Exhibit C are hereby added to Exhibit E of the Existing Operating Agreement. Notwithstanding anything to the contrary contained in the Existing Operating Agreement, as amended hereby, GGPLP and/or its Affiliates are permitted to provide property management, leasing and/or development services for the property or properties listed on Exhibit D, attached hereto and by this reference made a part hereof.

     5. Other Matters Relating to Glendale Property.

          (a) The Company shall reimburse GGPLP for the costs and expenses incurred by GGPLP in connection with the transactions contemplated by the Contribution and Sale Agreement and the financing thereof, including without limitation the costs and expenses incurred in connection with the acquisition of the JSG Membership Interest and the issuance of the Series C Preferred Units.

          (b) Following and subject to the occurrence of the JSG Membership Interest Contribution, the Company shall (i) except as required to consummate any Exit Transaction (as defined below), perform the obligations of GGPLP contained in Section 2 of the Tax Matters Agreement to the extent that they pertain to the Company or any Subsidiary, (ii) reimburse GGPLP for any amount that is owing pursuant to Section 2 or 3 of the Tax Matters Agreement on account of any breach of such Section 2 that is caused by the Company or any Subsidiary thereof (other than a breach that directly results from the consummation of any Exit Transaction), (iii) perform the obligations of GGPLP contained in Section 4 of the Tax Matters Agreement to the extent that they pertain to the Company or any Subsidiary thereof, (iv) unless the Company or any Subsidiary ceases to own the Glendale Property as the result of any Exit Transaction or GGPLP ceases to own a direct or indirect interest in the Company, maintain (or, to the extent applicable, cause its Subsidiaries to maintain) Qualified Non-Recourse Debt (as defined in the Tax Matters


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     Agreement) to the extent that the same is required to be maintained by
     GGPLP pursuant to Section 5 of the Tax Matters Agreement, (v) cooperate with GGPLP in offering Guarantee Opportunities (as defined in the Tax Matters Agreement) pursuant to Sections 5 and 6 of the Tax Matters Agreement (including without limitation by means of offering Guarantee Opportunities with respect to debt of the Company and/or its Subsidiaries to the extent that the Company and/or its Subsidiaries have debt available to be guaranteed that satisfies the requirements of such Sections 5 and 6), and (vi) reimburse GGPLP for any amount that is owing pursuant to Section 5 or 6 of the Tax Matters Agreement on account of a failure by the Company or any Subsidiary thereof to comply with clause (iii), (iv) or (v) of this
     Section 5(b). Notwithstanding anything to the contrary contained in the Existing Operating Agreement or this Amendment, (x) the Value of a Property, the Dissolution Value of the Company and the Dissolution Value of a Property shall be determined without regard to the obligations contained in clauses (i) and (ii) of this paragraph, (y) the Class B Members shall reimburse GGPLP for an amount equal to the product of (1) the payments actually made by GGPLP pursuant to the Tax Matters Agreement as a direct result of the consummation of any Specified Exit Transaction multiplied by
     (2) a fraction, the numerator of which is the total number of Units owned by the Class B Members immediately prior to the consummation of such Specified Exit Transaction and the denominator of which is the total number of Units owned by all Members immediately prior to the consummation of such Specified Exit Transaction and (z) all or any part of the Class B Units to be acquired by GGPLP in any Exit Transaction may be acquired by a designee of GGPLP. As used herein, an "Exit Transaction" shall mean any transaction contemplated by Article IX, X or XI of the Existing Operating Agreement and a "Specified Exit Transaction" shall mean any Exit Transaction described in
     Section 9.7 of the Existing Operating Agreement, the purchase of the Units of GGPLP in an Exit Transaction described in Article X of the Existing Operating Agreement or any Exit Transaction described in Section 11.7 of the Existing Operating Agreement.

          (c) The Company shall indemnify, defend and hold harmless GGPLP from and against any and all losses, claims, damages, debts, liabilities, costs and expenses (including without limitation reasonable attorneys' fees), whether known or unknown, liquidated or unliquidated, fixed or contingent or direct or indirect and whether based on contract, tort, statute or other legal theory of recovery ("Claims"), which relate to or arise out of the Contribution and Sale Agreement or the transactions contemplated thereby; provided, however, that the indemnity contained in this paragraph shall not apply to a Claim to the extent that it arises out of (i) the gross negligence or intentional misconduct of GGPLP, (ii) any action or omission of GGPLP or the General Growth Officers in connection with the management of the Company (for which indemnity is provided, if at all, by Section 7.13 of the Existing Operating Agreement and Section 10 of Schedule II, Part 2, of the Existing Operating Agreement) or (iii) any Series C Preferred Units Matter.


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          (d) The pro forma for the Glendale Property operations that was previously delivered to the Members be, and it hereby is, approved as the Annual Business Plan for the Glendale Property for the remainder of 2002 (and no further approval thereof by the Board shall be required).

          (e) Notwithstanding anything to the contrary contained in the Existing Operating Agreement, as amended hereby, (i) the Company shall engage a leasing agent (other than GGPLP or an Affiliate thereof) selected by the General Growth Officers (and, if other than Grubb & Ellis, approved by the Class B Directors, whose approval may not be unreasonably withheld) to provide leasing services for the office building portion of the Glendale Property upon such terms as the General Growth Officers deem to be appropriate, (ii) the Company shall pay the fees and other compensation thereof (but the fees and other compensation must be consistent with the applicable Annual Business Plan or otherwise be permitted under Section 7.7(c) or Section 7.7(d)(iv) of the Existing Operating Agreement) and (iii) GGPLP and its Affiliates shall not be required to provide such services or be entitled to receive any fees pursuant to Section 2 of Schedule IV to the Existing Operating Agreement on account thereof.

     6. Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original and all which together shall constitute the same agreement.

     7. Captions. The article and section headings appearing in this Amendment are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

     8. Full Force and Effect; Etc. Except as expressly set forth herein, this Amendment does not constitute a waiver or modification of any provision of the Existing Operating Agreement. Except as expressly amended hereby, the Existing Operating Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Existing Operating Agreement (including without limitation the Exhibits and Schedules thereto), the terms "the Agreement," "herein," "hereof," "hereinafter," "hereto" and words of similar import, shall, unless the context otherwise requires, mean the Existing Operating Agreement, as amended by this Amendment.


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     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment on the date first written above.

                                        GGP LIMITED PARTNERSHIP, a Delaware
                                        limited partnership

                                        By: General Growth Properties, Inc.,
                                            a Delaware corporation, its general
                                            partner


                                        By: /s/ Bernard Freibaum
                                            ------------------------------------
                                            Bernard Freibaum, Executive Vice
                                            President


                                        THE COMPTROLLER OF THE STATE OF NEW YORK
                                        AS TRUSTEE OF THE COMMON RETIREMENT FUND


                                        By: /s/ Bruce E. Feig
                                            ------------------------------------
                                        Name: Bruce E. Feig
                                        Title: First Deputy Comptroller


                                        GGP/HOMART II L.L.C., a Delaware limited liability company


                                        By: /s/ Bernard Freibaum
                                            ------------------------------------
                                            Bernard Freibaum, Executive Vice
                                            President


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